THIS WARRANT AND THE SHARES OF STOCK OF FINET.COM, INC. TO BE ISSUED UPON ANY EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY STATE SECURITIES LAWS AND ANY SALE, TRANSFER, PLEDGE OR OTHER DISPOSITION THEREOF MAY BE MADE ONLY (i) IN A REGISTRATION UNDER SAID ACT OR (ii) IF AN EXEMPTION FROM REGISTRATION UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS IS AVAILABLE AND THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL TO THAT EFFECT REASONABLY SATISFACTORY TO IT.

                                  FINET.COM, INC.


                           COMMON STOCK PURCHASE WARRANT
                   TO PURCHASE 200,000 SHARES OF THE COMMON STOCK
                                 OF FINET.COM, INC.

                       This Warrant Expires February 8, 2005

Warrant No. AB00014

       THIS CERTIFIES that, subject to the terms and conditions set forth in this Warrant, ARCHERY CAPITAL LLC (the "Holder") is entitled to purchase from FiNet.com, Inc., a Delaware corporation (the "Company"), at any time or from time to time during the Exercise Period (as defined in Section 14 below) the number of fully paid and non-assessable shares of common stock, par value $.01 per share, of the Company (the "Shares") as provided herein upon surrender of this Warrant at the principal office of the Company, and, at the election of the Holder, upon payment of the purchase price at said office in cash or by cashier's check or by the wire transfer of funds in a dollar amount equal to the purchase price of the Shares for which the consideration is being given.

       This Warrant shall be exercisable for that number of Shares as set forth above.

       1. PURCHASE PRICE. The purchase price of one share of Common Stock (or such securities as may be substituted for one share of Common Stock pursuant to the provisions set forth below) (the "Warrant Price") shall be One Dollar Eighty Seven and One Half Cents ($1.875).

       2. ADJUSTMENT OF WARRANT PRICE AND NUMBER OF SHARES. The number and kind of securities issuable upon the exercise of this Warrant shall be subject to adjustment from time to time upon the happening of certain events as follows:

              (a) ADJUSTMENT FOR DIVIDENDS IN STOCK. If, at any time on or after the date hereof, the holders of the Common Stock of the Company (or any shares of stock or other securities at the time receivable upon the exercise of this Warrant) shall have received, or, on or after the record date fixed for the determination of eligible stockholders, shall have become entitled to receive, without payment therefor, other or additional stock of the Company by way of dividend (other than as provided for in Section 2(b) below), then and in each such case, upon the exercise of this Warrant, the Holder shall be entitled to receive, in addition to the number of shares of Common Stock receivable and without payment of any additional consideration, the amount of such other or additional stock of the Company which the Holder would receive on the date of such exercise had it been the holder of record of such Common Stock on the date hereof and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and/or all other additional stock receivable by it during such period and given effect to all adjustments called for during such period by this Section 2.

              (b) ADJUSTMENT FOR CHANGES IN COMMON STOCK. In the event of changes in the outstanding Common Stock of the Company by reason of split-ups, recapitalizations, reclassifications, mergers, consolidations, combinations or exchanges of shares, separations, reorganizations, liquidations, or the like, the number and class of shares available under the Warrant in the aggregate and the Warrant Price shall be correspondingly adjusted by the Board of Directors of the Company. The adjustment shall be such as will give the Holder, upon exercise for the same aggregate Warrant Price, the total number, class, and kind of shares as the Holder would have owned had the Warrant been exercised prior to the event and had the Holder continued to hold such shares until after the event requiring adjustment.

       3. NO FRACTIONAL SHARES. No fractional shares of Common Stock will be issued in connection with any subscription under this Warrant. In lieu of any fractional shares which would otherwise be issuable, the Company shall pay cash equal to the product of such fraction multiplied by the fair market value of one share of Common Stock on the date of exercise as determined in good faith by the Company's Board of Directors.

       4. NO STOCKHOLDER RIGHTS. This Warrant shall not entitle its holder to any of the rights of a stockholder of the Company prior to its exercise.

       5. RESERVATION OF STOCK. The Company covenants that during the period this Warrant is exercisable, the Company will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of Common Stock upon the exercise of this Warrant. The Company agrees that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Common Stock upon the exercise of this Warrant.

       6. EXERCISE OF WARRANT. This Warrant may be exercised by the Holder or its registered assigns, in whole or in part, by the surrender of this Warrant at the principal office of the Company, together with the attached form of subscription, duly executed, and accompanied by payment in full of the amount of the Warrant Price in the form described in this Warrant. Upon partial exercise of this Warrant, a new warrant or warrants containing the same date and provisions as this Warrant shall be issued by the Company to the Holder for the number of shares of Common Stock with respect to which this Warrant shall not have been exercised. A Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the person entitled to receive the shares of Common Stock issuable upon such exercise shall be treated for all purposes as the holder of such shares of record as of the close of business on such date. As promptly as practicable on or after such date, the Company shall issue and deliver to the person or persons entitled to receive the shares, a certificate or certificates for the number of full shares of Common Stock issuable upon such exercise, together with cash in lieu of any fraction of a share as provided above.

       7. CERTIFICATE OF ADJUSTMENT. Whenever the Warrant Price is adjusted as provided in Section 2, the Company shall promptly deliver to the record holder of this Warrant a certificate of an officer of the Company setting forth the relevant Warrant Price or number of shares after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

       8. COMPLIANCE WITH SECURITIES ACT. The Holder, by acceptance of this Warrant, agrees that this Warrant and the shares of Common Stock to be issued upon its exercise (or shares of any security into which such Common Stock may be converted) (the "Shares") are being acquired for investment and that the Holder will not offer, sell, or otherwise dispose of this Warrant and any shares of Common Stock to be issued upon its exercise (or shares of any security into which such Common Stock may be converted) except under circumstances which will not result in a violation of the Securities Act of 1933, as amended (the "Securities Act"). Upon exercise of this Warrant, the Holder shall, if requested by the Company, confirm in writing its investment purpose and acceptance of the restrictions on transfer of the Shares.

       9.     REGISTRATION RIGHTS.

              (a) Rights to Registration. If, at any time during the period after the date of issuance of this Warrant and ending ten (10) years thereafter, the Company shall determine to register under the Securities Act of 1933, as amended, any shares of Stock to be offered for cash by it or others, pursuant to a registration statement on Form S-I, S-2 or S-3 (or their equivalent), the Company will (i) promptly give written notice to the holder of this Warrant of its intention to file such registration statement and (ii) at the Company's expense (which shall include, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel and independent accountants for the Company, and fees and expenses incident to compliance with state securities law, but shall not include fees and disbursements of counsel for the holder of this Warrant) include among the securities covered by the registration statement such portions of the Shares then held by the holder of this Warrant as shall be specified in a written request to the Company within thirty (30) days after the date on which the Company gave the notice described in (a)(i) above. Upon receipt of such written request and of the Shares specified in the request (any shareholder requesting registration being individually called a "Selling Shareholder"), the Company shall (i) use its reasonable best efforts to effect the registration, qualification or compliance of the Shares under the Securities Act and under any other applicable federal law and any applicable securities or blue sky laws of jurisdictions within the United States; (ii) furnish each Selling Shareholder such number of copies of the prospectus contained in the registration statement filed under the Securities Act (including preliminary prospectus) in conformity with the requirements of the Securities Act, and such other documents as the Selling Shareholder may reasonably request in order to facilitate the disposition of the Shares covered by the registration statement; (iii) notify each Selling Shareholder, at any time when a prospectus relating to the Stock covered by such registration statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus forming a part of such registration statement, as then in effect, includes an untrue statement of a material fat or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and (iv) at the request of the Selling Shareholder, prepare and furnish to the Selling Shareholder any reasonable number of copies of any supplement to or amendment of such prospectus as may be necessary so that, as thereafter delivered to the holder of this Warrant, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

              (b) Registration of Underwritten Offering. If the offering of securities to be registered by the Company is underwritten, each Selling Shareholder shall sell the Shares to or through the underwriter(s) of the securities being registered for the account of the Company or others upon the same terms applicable to the Company or others.

              (c) Indemnification. In the event that Shares purchased pursuant to this Agreement are included in a registration statement under this
Section 9, the Company will indemnify and hold harmless each Selling Shareholder and each other person, if any, who controls such Selling Shareholder within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such Selling Shareholder or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities ( or actions in respect thereof) arise out of are based upon any untrue statement or alleged untrue statement of any material fact contained, on the effective date thereof, in any registration statement pursuant to which the Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or arise out of or are based upon the failure by the Company to file any amendment or supplement thereto that was required to be filed under the Securities Act, and will reimburse such Selling Shareholder and each such controlling person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action. Notwithstanding the foregoing, the Company will not be liable in any such case to the extent that any such loss, claim, damage, or liability arises out of or is based upon an untrue statement or omission made in such registration statement, preliminary prospectus, final prospectus or amendment or supplement in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by or on behalf of any Selling Shareholder specifically for use in the preparation of sch registration statement, preliminary prospectus, final prospectus, or amendment or supplement. It shall be a condition precedent to the obligation of the Company to take any action pursuant to this Section that the Company shall have received an undertaking satisfactory to it from each Selling Shareholder to indemnify and hold harmless the Company (in the same manner and to the same extent as set forth in this Section), each director of the Company, each officer who shall sign such registration statement, and any persons who control the Company within the meaning of the Securities Act, with respect to any statement or omission from such registration statement, preliminary prospectus, or any final prospectus contained therein, or any amendment or supplement thereto, if such statement or omission was made in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by the indemnifying party specifically for use in the preparation of such registration statement, preliminary prospectus, final prospectus, or amendment or supplement. Promptly following receipt by an indemnified party of notice of the commencement of any action involving a claim referred to above in this Section 9, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action. In case any such action is brought against an indemnified party, the indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified, to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from
 .the indemnifying party to such indemnified party of its election to assume the defense thereof, the indemnifying party will not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof.

              (d) Binding Provisions. The provisions of this Section 9 shall be binding on the successors of the Company.

              (e) Transfer of Registration Rights. The rights to cause the Company to register the securities granted to the holder of this Warrant by the Company under Section 9 may be assigned by the holder of this Warrant to a transferee or assignee of any of the holder of this Warrant's Shares, provided that the Company is given written notice by the holder of this Warrant at the time of or within a reasonable time after said transfer, stating the name and address of said transferee or assignee and indemnifying the securities with respect to which such registration rights are being assigned.

       10. SUBDIVISION OF WARRANT. At the request of the holder of this Warrant in connection with a transfer or exercise of a portion of the Warrant and upon surrender of this Warrant for such purpose to the Company, the Company at its expense (except for any transfer tax payable) will issue in exchange warrants of like tenor and date representing in the aggregate the right to purchase such number of shares of Common Stock as shall be designated by such holder at the time of such surrender; provided, however, that the Company's obligations to subdivide securities under this Section shall be subject to and conditioned upon the compliance of any such subdivision with applicable state securities laws and with the Securities Act.

       11.    NOTICES OF RECORD DATE.  In case:

              (a) the Company shall take a record of the holders of its Common Stock (or other stock or securities at the time receivable upon the exercise of the Warrant) for the purpose of entitling them to receive any dividend or other distribution, or any rights to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right, or

              (b) of any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation or merger of the Company with or into another corporation, or any conveyance of all or substantially all of the assets of the Company to another corporation, or

              (c) of any voluntary dissolution, liquidation or winding-up of the Company;then, and in each such case, the Company will mail or cause to be mailed to each holder of a Warrant at the time outstanding a notice specifying, as the case may be, (i) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (ii) the date on which such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock or such other stock or securities at the time receivable upon the exercise of the Warrant shall be entitled to exchange their shares of Common Stock (or such other stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up. Such notice shall be mailed at least 30 days prior to the date therein specified.

       12. LOSS, THEFT, DESTRUCTION, OR MUTILATION OF WARRANT. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction, or mutilation of this Warrant, and in the case of loss, theft, or destruction, receipt of indemnity or security reasonably satisfactory to it and reimbursement to the Company of all reasonable expenses incidental thereto, and in the case of mutilation, upon surrender and cancellation of this Warrant, the Company will make and deliver a new Warrant of like tenor and dates as of such cancellation, in lieu of this Warrant.

       13. MISCELLANEOUS. This Warrant shall be governed by the laws of the State of California. The headings in this Warrant are for purposes of convenience and reference only and shall not be deemed to constitute a part of this Warrant. Neither this Warrant nor any term included may be changed, waived, discharged, or terminated orally but only by an instrument in writing signed by the Company and the registered holder. All notices and other communications from the Company to the Holder shall be by telecopy or expedited courier service to the address furnished to the Company in writing by the last holder of this Warrant who shall have furnished an address to the Company in writing.

       14. EXERCISE PERIOD. The Exercise Period shall mean the period commencing on February 8, 2000 and ending on February 8, 2005.

       ISSUED this 8th day of February, 2000.

                                   FINET.COM, INC.



                                   By:   /s/ GARY PALMER
                                      -------------------------------------

                                 FORM OF ASSIGNMENT
                                  FINET.COM, INC.

     FOR VALUE RECEIVED the undersigned registered owner of this Warrant hereby sells, assigns, and transfers unto the Assignee named below all of the rights of the undersigned under the within Warrant, with respect to the number of shares of Common Stock set forth below:



NAME OF ASSIGNEE         ADDRESS        NUMBER OF SHARES




The undersigned does hereby irrevocably constitute and appoint _______________ _______________________ Attorney to make such transfer on the books of FINET.COM, INC. maintained for the purpose, with full power of substitution in the premises.

Dated:
      ------------------------


                         ----------------------------------------
                         Name of Warrant Holder

                         Signature:
                                 ------------------------------

Witness:
      ----------------------

                                 SUBSCRIPTION FORM

                                  FINET.COM, INC.

                   (To be executed only upon exercise of Warrant)

     The undersigned registered owner of this Warrant irrevocably exercises this Warrant for and purchases ________________ of the number of shares of Common Stock of FINET.COM, INC. purchasable with this Warrant, and herewith makes payment therefor, all at the price and on the terms and conditions specified in this Warrant.


Dated:
      ---------------------


                              ---------------------------------
                              (Signature of Registered Owner)


                              ---------------------------------
                              (Street Address)


                              ---------------------------------
                              (City)      (State)    (Zip Code)